UNITED STATES

SECURITIES AND EXHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

Bulova Technologies Group, Inc.

(Exact name of registrant as specified in its character)

Florida	000-9358	83-0245581
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Id#)

 1501 Lake Avenue SE

Largo, FL 33771

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including are code: (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

Bulova Technologies Group, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement dated March 29, 2017 to sell all of the membership interests of its wholly-owned subsidiary, Bulova Technologies Ordnance Systems LLC (“Ordnance”), with the following material items:

     1. A nominal sales price in light of the fact that Ordnance had disposed of all of its assets in 2012.

2. Ordnance retained all rights and liabilities.

3. The buyer is an independent third party and has no prior relationship to the Company and / or its officers.

The foregoing does not constitute a complete summary of the terms of the Membership Interest Purchase Agreement, and reference is made to the complete text of this document which is attached hereto as Exhibit 10.1 incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)- Exhibit

10.1 Membership Interest Purchase Agreement dated March 29, 2017 between Bulova Technologies Group, Inc. and Arc Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc. (Registrant)

Date: April 3, 2017	By:	/s/ Stephen Gurba
	Name:	Stephen Gurba
	Title:	CEO